Advanced Series Trust
For the fiscal period ended 12/31/07
File number 811-05186


                             SUB-ITEM 77-0-14

                                 EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  Advanced Series Trust - AST Neuberger
Berman Mid-Cap Growth Portfolio

1.   Name of Issuer:  SandRidge Energy Inc.

2.   Date of Purchase:  November 5, 2007

3.   Number of Securities Purchased:  	46,400

4.   Dollar Amount of Purchase:  $1,206,400

5.   Price Per Unit:  $26.00 per share of stock

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased:  Banc of America

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Lehman Brothers Inc.,  Goldman, Sachs & Co.,  Banc of
America Securities LLC,  Bear Stearns & Co. Inc.,  Credit
Suisse Securities (USA) LLC,  Deutsche Bank Securities
Inc., J.P. Morgan Securities Inc.,  UBS Securities LLC,
Howard Weil Incorporated,  Raymond James & Associates,
Inc.,  RBC Capital Markets Corporation,  Simmons & Company
International,  Tudor, Pickering & Co. Securities, Inc.